RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              DATARAM CORPORATION

     Dataram Corporation, by the undersigned duly authorized officer, acting to restate and integrate into one document, pursuant to NJSA 14A:9-5 but not substantively amend, the Certificate of Incorporation, hereby certifies that the foregoing constitutes Certificate of Incorporation of Dataram
Corporation:

     FIRST:     The name of the corporation is:

                    DATARAM CORPORATION

     SECOND:     The location of the registered office in the State of New
Jersey is: c/o The Corporation Trust Company, 820 Bear Tavern Road, W. Trenton, New Jersey 08628.

     THIRD:     The name of the registered agent, upon whom process against the corporation may be served is: The Corporation Trust Company.

     FOURTH:     The objects for which this corporation is formed are as
follows:

     To engage in the manufacture and development of computer components; and to do all things necessary and incidental thereto.

     FIFTH:     In order to accomplish the aforesaid objects, this
corporation is given the following powers:

     1. To purchase, lease take in exchange or otherwise acquire lands, leaseholds, or other interests therein, together with any buildings or structures that may be on the said lands or leaseholds or interests of any of them and to sell, lease, exchange or otherwise dispose of the whole or any portion of the whole or any portion of the lands, leaseholds, or interests and all of or any of the buildings or structures that are now or may hereinafter be erected thereon, and to take such security therefor as may be deemed necessary or appropriate; to construct, erect, prepare and maintain buildings and factories and to deal in building materials; to mortgage the whole or any part of lands, leaseholds, or interests therein owned by the corporation; to take or hold mortgages for any unpaid balance of the purchase money on any lands, buildings or structures sold, and to sell, exchange or otherwise dispose of said mortgages; to improve, alter and manage said lands, leaseholds, buildings and factories, and to guarantee and otherwise assist in the performance of contracts or mortgages of persons, firms or corporations with whom the corporation may have dealings, and to assume and take over such mortgages or contracts on default;

     2. To act as agents, employees or independent contractors in all kinds of transactions within the objects of the corporation and to assist, for remuneration or otherwise, any of the customers or members of the corporation in any part of their business or undertakings;

     3. To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of any shares of the capital stock, scrip, or any voting trust certificates in respect of the shares of capital stock of, or any bonds, debentures, notes, mortgages, securities or evidence of indebtedness or created by any other corporation, joint stock company or association, public or private, or of the Government of the United States of America, or any subdivision or authority thereof, or of any state, territory, municipality, or other political subdivision or of any governmental agency; and to issue in exchange therefore, in the manner permitted by law, shares of the capital stock, bonds, debentures, notes or other obligations of the corporation; and while the holder or owner of bonds, debentures, notes, mortgages, or other securities or evidence of indebtedness to process and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon;

     4. To purchase, lease, or to otherwise acquire and to hold, exercise and enjoy all or any of the property, franchise, good will, rights, powers and privileges held or enjoyed by any person or firm or any corporation or association and to undertake the liabilities of any such person, firm, corporation or association; and to sell, lease, mortgage, pledge or otherwise dispose of the same;

     5. To take part in the management, supervision or control of the business or operation of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, officers or other experts or agents;

     6. To distribute in kind or in specie or otherwise as may be resolved, any assets of the corporation among its stockholders and particularly the shares, bonds, notes, debentures, evidences of indebtedness or other securities of any other corporation that may take over the whole or any part of the assets or liabilities of the corporation.

     7. To apply for, obtain, register, purchase, lease or otherwise acquire, and to exploit, hold, use, own, operate and introduce, and to sell, assign or otherwise dispose of any trademark, trade name, copyright, patent, improvement or license, used in connection with or appertaining to any kind of business of the corporation; and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, trade names, copyrights, patents, licenses, processes and the like, or application therefor, on any such property or rights;

     8. To purchase, hold, cancel, reissue, sell and transfer its own shares, bonds, debentures, notes or other evidences of indebtedness, insofar as the same may be permitted by law;

     9. To advance money with or without security to and otherwise aid by endorsement, guaranty or otherwise, any corporation, association, partnership or trust, any of the shares, stock, bonds, debentures, notes, evidences of indebtedness or of interest in or securities or obligation of which shall have been acquired or contracted for by the corporation or in which or the business of which the corporation shall have directly or indirectly any interest (including, but not by way of limitation, the power to guarantee the performance of any undertaking or obligation for the payment of dividends on stock of shares), and to discharge and cancel without payment any indebtedness thus arising;

     10. To borrow or raise monies for the business of the corporation and any and all of its purposes and upon such terms as the Board of Directors may determine and as may be permitted by law; and, in connection therewith, to mortgage, pledge, or assign any and all of the property, real and personal, and business of the corporation;

     11. To enter into, make, perform and carry out contracts of every nature and description, made for any lawful purpose;

     12. To have and to exercise all the powers now or hereafter conferred by the laws of the State of New Jersey upon corporations organized under the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto;

     13. To conduct business in the State of New Jersey, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices out of the State of New Jersey, as well as within the said State, and to hold, purchase, mortgage and convey real and personal property out of the State of New Jersey as well as within said State.

     SIXTH:     The total number of shares of common stock that may be
issued by the Company is 54,000,000 shares, each having a par value of $1.00.

     All or any part of said shares of common stock may be issued by the Company from time to time, for such consideration as may be fixed by the Board of Directors as provided by law.

     SEVENTH:     The minimum amount of capital stock with which the
corporation will commence business is One Thousand Dollars ($1,000.00).

     EIGHTH:     The name and post office address of the current directors
are as follows:

     Robert V. Tarantino          Route 571
                                  P.O. Box 7528
                                  Princeton, NJ  08543-7528

     Richard Holzman              Route 571
                                  P.O. Box 7528
                                  Princeton, NJ  08543-7528

     Thomas A. Majewski           Route 571
                                  P.O. Box 7528
                                  Princeton, NJ  08543-7528

     Bernard L. Riley             Route 571
                                  P.O. Box 7528
                                  Princeton, NJ  08543-7528

     Roger C. Cady                Route 571
                                  P.O. Box 7528
                                  Princeton, NJ  08543-7528

     NINTH:     The period of existence of the corporation is unlimited and perpetual.

     TENTH:     The following provisions are made for the management of the business and for the conduct of the affairs of the corporation:

     1. The Board of Directors shall have power from time to time to fix and determine and to vary the amount to be reserved as working capital of the corporation and to determine what, if any, dividends shall be declared and paid to stockholders out of its surplus or net profits and, before the payment of any dividends or making any distribution of profits of the corporation, such sum or sums as they may from time to time, in their absolute discretion, think proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the corporation or for such corporate purposes as the Board shall think conducive to the interests of the corporation, subject, however, to the provisions of this Certificate of Incorporation;

     2. No contract or other transaction between this corporation and any other corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the Directors of this corporation are pecuniarily or otherwise interested in any contract or transaction of this corporation provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of this corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or so interested;

     3. The Board of Directors shall also have power, subject to the reserved power of the stockholders to alter or repeal the same, to make and alter the By-Laws of the corporation. They shall also have power to fix the times for the declaration and payment of dividends; to authorize and cause to be executed and delivered mortgages on and instruments of pledge, or any other instruments creating liens on the real and personal property of the corporation; to make and determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and in their discretion the Board of Directors may use and apply any such surplus or net profits in purchasing or acquiring shares of its own capital stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient; and the share of such capital stock so purchased or acquired may be resold unless such shares shall have been retired as provided by law; and to determine the convertibility of the preferred stock for shares of common stock in such manner and for such amounts as the Board of Directors shall determine;

     4. Except as otherwise provided by law, and subject to direction by resolution of a majority of the stockholders having voting powers, the Board of Directors shall have power from time to time to determine whether or not and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or documents of the corporation except as conferred by statute or authorized by the Directors or by a resolution adopted by a majority of the stockholders having voting powers;

     5. The Board of Directors shall have the power to appoint an Executive Committee from among its members, which Committee, to the extent and in the manner provided in the By-Laws of the corporation shall have any may exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the corporation whenever the Board of Directors is not in session at the time of action;

     6. The Board of Directors, in addition to the powers and authority expressly conferred upon them hereinabove and by statute and by the By-Laws, are hereby empowered to exercise all such powers as may be exercised by the corporation, subject, nevertheless, to the provision of the Statutes of the State of New Jersey, of this Certificate of Incorporation and to any regulations that may from time to time be made by the stockholders having voting powers, provided that no regulations so made shall invalidate any provision of this Certificate of Incorporation or any prior act of the Directors which would have continued valid if such regulation had not been made. Election of the Board of Directors need not be by ballot but shall be conducted as prescribed by the By-Laws.

     ELEVENTH:     Directors and Officers shall be indemnified as required
by law and the Corporation shall be permitted to indemnify Directors and Officers as may be provided by law, in the By-Laws of the Corporation or otherwise.

     TWELFTH:     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     THIRTEENTH:     The Certificate of Incorporation may be amended by the
affirmative vote of a majority of the shares entitled to vote thereon at a meeting of stockholders duly called for the purpose.

     FOURTEENTH:     Neither a Director nor an Officer shall be liable to
the Corporation or its shareholders for damages for breach of any duty owed to the Corporation, except that this provision shall not relieve a Director or an Officer from liability for any breach of the duty for acts or omissions (a) in breach of such person's duty of loyalty to the Corporation or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in the receipt by such person of an improper personal benefit.

     IN WITNESS WHEREOF, DATARAM CORPORATION has caused its duly authorized officer to execute this Certificate on his ___ day of July, 2000.

                                    DATARAM CORPORATION



                                    By: _____________________________
                                        Robert V. Tarantino, President







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